UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01    Entry Into Material Definitive Agreement

On September 16, 2011, Golden Phoenix Minerals, Inc., a Nevada corporation (the “Company”) entered into a definitive Acquisition Agreement (the “Agreement”) with Silver Global, S.A., a corporation formed under the laws of the Republic of Panama (“Silver Global”) to acquire a sixty percent (60%) interest, with an option to buy an additional twenty percent (20%) interest, in the Santa Rosa gold mine (“Santa Rosa” or “Mina Santa Rosa”) located in Cañazas, Panama and owned by Silver Global.

Pursuant to the terms of the Agreement, the Company intends to acquire its initial 60% interest in Santa Rosa by acquiring 60% of the share capital of a recently formed company under the name Golden Phoenix Panama S.A. (the “JV Company”), created for the specific purpose of holding, operating, running and mining the existing and future exploration, extraction, transport and benefit concessions encompassing Mina Santa Rosa.

Silver Global is currently the holder of a metallic mineral concession covering the activities of Transport and Benefit of gold and other minerals as per Contract No.6 entered into with the Ministry of Commerce and Industry on behalf of the General Direction of Mineral Resources of Panama dated May 27, 2010 and published in the Official Gazette N° 26,587 of July 29, 2010 which concession is located in the former Mina Santa Rosa in Cañazas, Panama, is for a minimum period of 25 years, and is currently valid and in force (the “TB Concession”).  Additionally, Silver Global is the holder of a metallic mineral concession covering the activities of Exploration of gold and other metals as per Contract No.2 entered into with the Ministry of Commerce and Industry on behalf of the General Direction of Mineral Resources of Panama dated February 7, 2011 and published in the Official Gazette N° 26,773-B of April 27, 2011 located in an area of 3,500 hectares in Cañazas, Panama, which concession is for a minimum period of 4 years and is currently valid and in force (the “Exploration Concession”).

The Exploration Concession grants Silver Global the exclusive right to request a mining extraction concession as soon as Silver Global, together with the JV Company, provides sufficient evidence to the mining authorities that commercially mineable resources are available in the assigned area for exploration.  Upon signing the Agreement, Silver Global will commence the process of transferring ownership of the Concessions as well as all rights, permits, licenses, environmental impact study, insurance, bonds, surveys, documents, among other assets belonging to Silver Global in connection with Mina Santa Rosa to the JV Company.

Under the terms of the Agreement, the Company shall earn-in to a 60% interest in Santa Rosa via ownership in the JV Company, with an option to acquire an additional 20% interest after achieving certain milestones, in consideration for $20,500,000 in cash over a period of approximately 12 to 15 months (with the final earn-in to occur upon achieving commercial production, anticipated to be within 18 to 24 months) and $4,500,000 in shares of Golden Phoenix common stock, par value $0.01 per share (at a deemed value of $0.18 per share, a premium to the current market price), as well as certain preferential payments from cash flow out of gold production. These payments are less those amounts previously paid by the Company to Silver Global ($500,000 in cash and $500,000 in Company common stock) in consideration for the 45-day secondary due diligence review period, which concluded on September 17, 2011.  Terms of the initial and secondary due diligence period were disclosed in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on July 14, 2011.

The JV Company will operate according to the terms of a Joint Venture Operating Agreement (“JV Agreement”) that the Company and Silver Global have agreed to enter into on or before October 15, 2011, at which time the Agreement shall be merged with and incorporated into the JV Agreement.

The payments and earn-in will occur upon successful completion of certain milestones, as follows:

•	$250,000 on signing the Agreement.
•	$3,750,000 on signing the JV Agreement + $4,000,000 in Golden Phoenix common stock. In consideration for this payment, the Company will receive a 15% interest in JV Company.
•
$3,000,000 on successful completion of Environmental Impact Study (required for the JV Company to commence exploration operations).  In consideration for this payment, the Company will receive an additional 10% interest in JV Company.

•
$5,000,000 on successful completion of NI-43-101 Report providing resource estimate of at least “measured and indicated” category.  In consideration for this payment, the Company will receive an additional 10% interest in JV Company.

•
$3,000,000 on successful completion of a bankable feasibility study (to be defined within the JV Agreement).  In consideration for this payment, the Company will receive an additional 10% interest in JV Company.

•
$5,000,000 on securing complete project financing necessary to bring the property to commercial production.  In consideration for this payment, the Company will receive an additional 4% interest in JV Company.

•	On achieving commercial production at the Santa Rosa project, the Company will receive the final additional 11% interest in JV Company, for a total of 60%.

The Company may, at its sole discretion, elect to make any payment before such payment is due, which will have the effect of accelerating the term under which it earns its ownership interest in the project.

Of the $3,750,000 payment due on signing the JV Agreement, $2,000,000 will be deposited into the business account of the JV Company in the form of a loan from Silver Global to the JV Company for funding a preliminary 43-101 report of at least the “inferred” category.  This loan will be repaid to Silver Global by the Company on behalf of JV Company over 4 equal monthly payments, to commence 30 days following entering into the JV Agreement.

Additionally, pursuant to the terms of the Agreement, upon achieving Profitable Commercial Production, Silver Global shall be entitled to a preferential payment of Fifty Million Dollars ($50,000,000) (the “Preferential Payment”) to be paid by the JV Company to Silver Global from gold production at a rate of 70% of the net distributable cash flow (after all expenses incurred, including debt service, working capital, capital reserves, among others).  Profitable Commercial Production for the purpose of the Agreement shall mean four (4) consecutive quarters of estimated plant capacity of 4,000 ounces of gold per month, or four (4) consecutive quarters of profitable commercial operations.

Further, upon completion of the payments, including completion of the Preferential Payment, the Company shall have the option to acquire an additional twenty percent (20%) interest in the Concessions, via acquiring a further 20% of the outstanding share capital of the JV Company from Silver Global (out of its 40% interest), for a total aggregate ownership by Golden Phoenix of eighty percent (80%).  In consideration for the additional 20% interest, Golden Phoenix will pay Silver Global a purchase price equal to the net asset value of the property comprising the Concessions multiplied by 20%.  Net asset value will be determined at the time of Golden Phoenix’s exercise of its option, by an independent mining, financial and valuation expert selected by the mutual agreement of the parties, acting reasonably, using a 10% discount.

In connection with the Agreement, the parties made certain representations and warranties customary in a transaction of this nature.  The parties also entered into a certain Trust Agreement with an independent third party trustee, dated as of even date with the Agreement, for purposes of holding the capital shares of the JV Company, to be released to the Company on successful completion of milestones and payments.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02    Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The securities to be issued according to the terms of the Agreement, are being issued in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, the exemptions provided by Regulation S promulgated under the Securities Act.

SECTION 7 – REGULATION FD

Item 7.01. Regulation FD Disclosure

On September 19, 2011, the Company issued a press release announcing its entry into the definitive Acquisition Agreement with Silver Global, which transaction is discussed in greater detail under Item 1.01 above.

A copy of the above-referenced Press Release is furnished herewith as Exhibit 99.1.

SECTION 9 –  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release dated September 19, 2011.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Date: September 21, 2011	By: /s/ Thomas Klein
Thomas Klein, Chief Executive Officer